AMENDMENT

This Amendment (“Amendment”) to the October 1, 2017 Amended and Restated Global Custody and Fund Accounting Agreement between JPMorgan Chase Bank, N.A. (“Bank”) and J.P. Morgan Exchange-Traded Fund Trust, severally and on behalf of each of the portfolios listed therein, as amended (the “Principal Agreement”), is entered into on [    ], 2026 (the “Effective Date”) as approved by the Board on August [    ], 2026.

WHEREAS the parties hereto (the “Parties”) entered into the Principal Agreement pursuant to which Bank was appointed to provide certain custody and fund accounting services; and the Parties now wish to amend the Principal Agreement, as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Parties hereby agree as follows:

1.	Definitions. Terms defined in the Principal Agreement shall, save to the extent that the context otherwise requires, bear the same respective meanings in this Amendment.

2.	Amendments. The Principal Agreement shall be amended as follows:

(A)	Schedule A of the Principal Agreement is hereby replaced in its entirety by Schedule A to this Amendment (as attached).

(B)

As modified and amended hereby, the Parties hereby ratify, approve and confirm the Principal Agreement in all respects, and save as varied by this Amendment, the Principal Agreement shall remain in full force and effect.

3.

Representations. Each Party represents to the other Parties that all representations contained in the Principal Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each Party, as the case may be, on the date of this Amendment.

4.

Entire Agreement. This Amendment and the Principal Agreement and any documents referred to in each of them, constitute the whole agreement between the Parties relating to their subject matter and supersede and extinguish any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent with or in conflict with any of the provisions of the Principal Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as between the Parties.

5.

Counterparts. This Amendment may be executed in any number of counterparts which together shall constitute one agreement. Each Party may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed by each Party.

6.	Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

7.	Law and Jurisdiction. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date set out above.

J.P. Morgan Exchange-Traded Fund Trust

By:
Name:	Shannon M. Gaines
Title:	Assistant Treasurer

JPMorgan Chase Bank, N.A.

By:
Name:	Carl Mehldau
Title:	Executive Director

SCHEDULE A

List of Entities Covered by the Amended and Restated Global Custody and Fund Accounting Agreement

(Approved by the Board as of August [    ], 2026)

Name
JPMorgan Diversified Return Global Equity ETF (liquidated-to be removed after account closure)
JPMorgan Diversified Return International Equity ETF
JPMorgan Diversified Return Emerging Markets Equity ETF
JPMorgan Diversified Return U.S. Equity ETF
JPMorgan Diversified Alternatives ETF (liquidated-to be removed after account closure)
JPMorgan Diversified Return Europe Equity ETF (liquidated-to be removed after account closure)
JPMorgan Diversified Return U.S. Mid Cap Equity ETF
JPMorgan Event Driven ETF (liquidated-to be removed after account closure)
JPMorgan BetaBuilders USD High Yield Corporate Bond ETF
JPMorgan Diversified Return U.S. Small Cap Equity ETF
JPMorgan International Bond Opportunities ETF
JPMorgan Ultra-Short Income ETF
JPMorgan U.S. Dividend ETF (liquidated-to be removed after account closure)
JPMorgan U.S. Minimum Volatility ETF (liquidated-to be removed after account closure)
JPMorgan U.S. Momentum Factor ETF
JPMorgan U.S. Quality Factor ETF
JPMorgan U.S. Value Factor ETF
JPMorgan Long/Short ETF (liquidated-to be removed after account closure)
JPMorgan Managed Futures Strategy ETF (liquidated-to be removed after account closure)
JPMorgan Active USD Emerging Markets Bond ETF
JPMorgan BetaBuilders Developed Asia Pacific ex-Japan ETF
JPMorgan BetaBuilders Canada ETF
JPMorgan BetaBuilders Europe ETF
JPMorgan BetaBuilders Japan ETF
JPMorgan BetaBuilders MSCI US REIT ETF
JPMorgan BetaBuilders USD Investment Grade Corporate Bond ETF
JPMorgan Municipal ETF
JPMorgan Ultra-Short Municipal Income ETF
JPMorgan BetaBuilders U.S. Aggregate Bond ETF
JPMorgan BetaBuilders 1-5 Year U.S. Aggregate Bond ETF (liquidated-to be removed after account closure)
JPMorgan BetaBuilders U.S. Equity ETF
JPMorgan Core Plus Bond ETF
JPMorgan BetaBuilders International Equity ETF
JPMorgan BetaBuilders U.S. Mid Cap Equity ETF
JPMorgan Equity Premium Income ETF
JPMorgan International Growth ETF
JPMorgan BetaBuilders U.S. Small Cap Equity ETF
JPMorgan Carbon Transition U.S. Equity ETF (liquidated on October 10, 2025)
JPMorgan Short Duration Core Plus ETF
JPMorgan ActiveBuilders Emerging Markets Equity ETF
JPMorgan Income ETF
JPMorgan Active Value ETF

JPMorgan Inflation Managed Bond ETF
JPMorgan International Research Enhanced Equity ETF
JPMorgan Small & Mid Cap Enhanced Equity ETF
JPMorgan Realty Income ETF
JPMorgan Climate Change Solutions ETF (liquidated on October 10, 2025)
JPMorgan Nasdaq Equity Premium Income ETF
JPMorgan Social Advancement ETF (liquidated-to be removed after account closure)
JPMorgan Sustainable Consumption ETF (liquidated-to be removed after account closure)
JPMorgan Sustainable Infrastructure ETF (liquidated-to be removed after account closure)
JPMorgan Active Growth ETF
JPMorgan Active China ETF
JPMorgan Active Small Cap Value ETF
JPMorgan BetaBuilders Emerging Markets Equity ETF
JPMorgan BetaBuilders U.S. Treasury Bond 20+ Year ETF
JPMorgan BetaBuilders U.S. Treasury Bond 3-10 Year ETF
JPMorgan BetaBuilders U.S. Treasury Bond 1-3 Year ETF
JPMorgan BetaBuilders U.S. TIPS 0-5 Year ETF(liquidated-to be removed after account closure)
JPMorgan High Yield Municipal ETF
JPMorgan Sustainable Municipal Income ETF
JPMorgan Limited Duration Bond ETF
JPMorgan Equity Focus ETF
JPMorgan Healthcare Leaders ETF
JPMorgan U.S. Tech Leaders ETF
JPMorgan International Value ETF
JPMorgan Global Select Equity ETF
JPMorgan Active Bond ETF
JPMorgan Hedged Equity Laddered Overlay ETF
JPMorgan Active Developing Markets Equity ETF
JPMorgan Fundamental Data Science Large Core ETF
JPMorgan Fundamental Data Science Mid Core ETF
JPMorgan Fundamental Data Science Small Core ETF
JPMorgan Dividend Leaders ETF
JPMorgan Active High Yield ETF
JPMorgan Flexible Income ETF
JPMorgan Nasdaq Hedged Equity Laddered Overlay ETF
JPMorgan U.S. Research Enhanced Large Cap ETF
JPMorgan International Hedged Equity Laddered Overlay ETF
JPMorgan Mortgage-Backed Securities ETF
JPMorgan Fundamental Data Science Large Value ETF
JPMorgan Flexible Debt ETF
JPMorgan Equity and Options Total Return ETF
JPMorgan 100% U.S. Treasury Securities Money Market ETF
JPMorgan International Dynamic ETF
JPMorgan California Tax Free Bond ETF
JPMorgan Equity Premium Yield ETF
JPMorgan Fundamental Data Science Large Growth ETF
JPMorgan Nasdaq Equity Premium Yield ETF
JPMorgan New York Tax Free Bond ETF
JPMorgan Preferred and Income Securities ETF

JPMorgan Managed Futures Plus ETF
JPMorgan U.S. Large Cap Value Plus ETF
JPMorgan All Country Research Enhanced Equity Active ETF
JPMorgan U.S. Analyst ETF
JPMorgan All Country Research Enhanced Equity ETF